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                                                                      EXHIBIT 11
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                            2000               1999                1998
                                                          ---------          ---------           ---------
Weighted average number of issued shares each
period                                                    5,615,000          5,579,000           5,514,000
Common stock equivalents, computed using
treasury stock method                                       443,000            453,000             291,000
                                                          ---------          ---------           ---------
                                                          6,058,000          6,032,000           5,805,000
                                                          =========          =========           =========
Shares used in
Basic EPS                                                 5,615,000          5,579,000           5,514,000
Diluted EPS                                               6,058,000          6,032,000           5,805,000


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